Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
	--------	--------	--------	--------
Revenues	$ 23,779	$ 19,610	$ 93,973	$ 80,817
Cost of revenues	1,488	909	5,628	2,842
	--------	--------	--------	--------
Gross profit	22,291	18,701	88,345	77,975
Operating expenses:
Sales and marketing	12,258	10,601	49,707	43,297
General and administrative	6,509	5,704	24,930	21,366
	--------	--------	--------	--------
Total operating expenses	18,767	16,305	74,637	64,663
	--------	--------	--------	--------
Operating income from continuing operations	3,524	2,396	13,708	13,312
Other income and expense:
Interest income and other income	21	19	61	284
Gain (loss) on foreign currency	(94)	424	(78)	494
	--------	--------	--------	--------
Income from continuing operations before income taxes	3,451	2,839	13,691	14,090
Income taxes	1,981	1,115	7,273	8,177
	--------	--------	--------	--------
Income from continuing operations	1,470	1,724	6,418	5,913

Loss from discontinued operations, net of tax	(546)	(1,853)	(5,642)	(10,029)
Income tax benefit related to dissolution of Asia Pacific business segment	4,409	-	4,409	-
	--------	--------	--------	--------
Gain (loss) from discontinued Operations	3,863	(1,853)	(1,233)	(10,029)
	--------	--------	--------	--------
Net income (loss)	$ 5,333	$ (129)	$ 5,185	$ (4,116)
	========	========	========	========

Basic net income (loss) per share from:
Continuing operations	$ 0.09	$ 0.12	$ 0.39	$ 0.41
Discontinued operations	$ 0.23	$ (0.13)	$ (0.08)	$ (0.70)
Net income (loss)	$ 0.32	$ (0.01)	$ 0.32	$ (0.29)
Diluted net income (loss) per share from:
Continuing operations	$ 0.09	$ 0.11	$ 0.39	$ 0.37
Discontinued operations	$ 0.23	$ (0.12)	$ (0.08)	$ (0.62)
Net income (loss)	$ 0.32	$ (0.01)	$ 0.32	$ (0.25)
Shares used in computing basic net income (loss) per share	16,444	14,285	16,408	14,273
Shares used in computing diluted net income (loss) per share	16,453	16,098	16,416	16,190

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	December 31,
	2009	2008
	--------	--------
ASSETS
Cash and cash equivalents	$ 19,776	$ 14,179
Accounts receivable, net	11,279	11,397
Other receivables	94	-
Deposits	139	185
Prepaid expenses and other current assets	7,070	2,356
Deferred tax assets	966	1,089
Assets held for sale	-	831
	--------	--------
Total current assets	39,324	30,037
	--------	--------
Deposits, less current portion	381	292
Deferred tax assets, less current portion	52	-
Restricted cash	875	875
Property and equipment, net	4,089	4,100
Intangible assets, net	1,411	18
	--------	--------
Total assets	$ 46,132	$ 35,322
	========	========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	6,834	6,434
Accrued expenses	4,278	3,913
Deferred revenue	828	666
Deferred rent	134	101
Liabilities related to assets held for sale	-	1,281
	--------	--------
Total current liabilities	12,074	12,395
	--------	--------
Deferred tax liabilities	533	465
Long-term tax liabilities	2,139	900
Deferred rent, less current portion	615	799

Common stock	164	143
Additional paid-in capital	4,772	185
Accumulated other comprehensive loss	(1,173)	(1,388)
Retained earnings	27,008	21,823
	--------	--------
Total stockholders' equity	30,771	20,763
	--------	--------
Total liabilities and
stockholders' equity	$ 46,132	$ 35,322
	========	========

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
	---------	--------	---------	--------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 5,333	$ (129)	$ 5,185	$(4,116)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	535	258	1,992	667
Deferred income taxes	139	769	139	769
Stock-based compensation	94	-	94	-
Provision for losses on accounts receivable	(44)	73	258	316
Tax benefit from exercise of stock options	-	-	-	(110)
Other comprehensive loss related to dissolution of Asia Pacific business segment	110	-	110	-
Net foreign currency effects	94	(432)	78	(500)
Changes in operating assets and liabilities:
Accounts receivable	569	(1,869)	(197)	(2,443)
Deposits	60	24	(15)	25
Other receivables	(92)	-	(92)	-
Prepaid expenses and other current assets	(5,040)	(140)	(4,617)	(650)
Accounts payable	(723)	425	877	1,054
Accrued expenses	179	514	77	877
Deferred revenue	6	64	160	314
Deferred rent	(37)	(18)	(163)	828
Other non-current liabilities	1,222	20	1,239	(356)
	---------	--------	---------	--------
Net cash provided by (used in) operating activities	2,405	(441)	5,125	(3,325)
	---------	--------	---------	--------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(384)	(916)	(1,992)	(3,867)
Purchase of restricted cash Purchase of intangible asset	- -	- -	- (1,760)	(875) -
	---------	--------	---------	--------
Net cash used in investing activities	(384)	(916)	(3,752)	(4,742)
	---------	--------	---------	--------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-	2,158	75
Tax benefit from exercise of stock options	-	-	-	110
Proceeds from sale of Asia Pacific business segment, net of cash provided	2,061	-	2,061	-
	---------	--------	---------	--------
Net cash provided by financing activities	2,061	-	4,219	185
	---------	--------	---------	--------
Effect of exchange rate on cash and cash equivalents	-	(300)	5	(580)
	---------	--------	---------	--------
Net increase (decrease) in cash and cash equivalents	4,082	(1,657)	5,597	(8,462)
Cash and cash equivalents at beginning of period	15,694	15,836	14,179	22,641
	---------	--------	---------	--------
Cash and cash equivalents at end of period	19,776	14,179	19,776	14,179
	=========	========	=========	========
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ 1,029	$ 850	$ 5,760	$ 8,193
	---------	--------	---------	--------
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